UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2026

AIxCrypto Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37428	26-3474527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 E. Grand Ave.
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 452-8111

5857 Owens Avenue, Suite 300

Carlsbad, California 92008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIXC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2026, AIxCrypto Holdings, Inc. (the “Company”), a Delaware corporation, entered into a Consulting Agreement (the “Agreement”) with Aibot US Operation Inc (“Aibot” or the “Consultant”), a Delaware corporation located at 21515 Hawthorne Blvd, Ste 420, Torrance, California 90503. The Agreement is effective as of July 16, 2026 (the “Effective Date”) and continues through July 15, 2027, unless extended by mutual written consent of the parties or terminated earlier in accordance with its terms.

Pursuant to the Agreement, Aibot will provide a consulting service team of four personnel to support the Company’s business operations, including finance (two personnel), capital markets (one personnel), and human resources/legal coordination (one personnel). The consulting team is generally required to provide onsite support five business days per week, except that one finance team member will operate on a hybrid schedule, which is reflected in a 20% fee discount for that arrangement.

The Company will pay Aibot a monthly consulting fee of $50,000, payable in semi-monthly installments upon receipt of invoices submitted on the 15th and last day of each month. Payment is due within 15 business days of the Company’s receipt of each invoice. In addition, the Company will reimburse Aibot for reasonable, documented out-of-pocket expenses incurred in connection with the services, subject to a $500 per month cap unless prior written approval is obtained from the Company.

Either party may terminate the Agreement upon not less than 15 days’ prior written notice. The non-breaching party may also terminate the Agreement on 24 hours’ notice in the event of a material breach by the other party. In addition, the Company may terminate the Agreement immediately upon a breach by Aibot of the confidentiality or non-solicitation provisions contained therein, and the Agreement may be terminated at any time by mutual written consent of the parties.

Aibot US Operation Inc is minority owned by Jerry Wang, who serves as the Company’s Chief Executive Officer and as a member of its Board of Directors. Mr. Wang also serves on Aibot’s board of directors. As a result, the Agreement constitutes a related party transaction. The entry into the Agreement was reviewed and approved by the disinterested members of the Company’s Board of Directors and the Audit Committee of the Board of Directors, who determined that the terms of the Agreement are fair and reasonable to the Company and on terms no less favorable than could be obtained from an unaffiliated third party.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains, and may implicate, forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. Such forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely,” or “continue,” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy, and other future conditions as of the date of this Current Report on Form 8-K. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements as a result of factors described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent filings. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated July 29, 2026, between AIxCrypto Holdings, Inc. and Aibot US Operation Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIxCrypto Holdings, Inc.

Date: July 31, 2026	By:	/s/ Jerry Wang
	Name:	Jerry Wang
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)